Exhibit 1

AGREEMENT OF JOINT FILING

Pursuant to Rule 13d-1(k)(1) under the Securities Act of 1934, as amended, the undersigned hereby agree that only the statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned shares of Common Stock of Body Central Corp.

EXECUTED this 14th day of February, 2011.

WVCP MANAGEMENT, LLC

BY:	/s/ Carlo A. von Schroeter
CARLO A. VON SCHROETER
MANAGER

WESTVIEW CAPITAL MANAGEMENT, L.P.

BY: WVCP MANAGEMENT, LLC

BY:	/s/ Carlo A. von Schroeter
CARLO A. VON SCHROETER
MANAGER

WESTVIEW CAPITAL PARTNERS, L.P.

BY: WESTVIEW CAPITAL MANAGEMENT, L.P.
BY: WVCP MANAGEMENT, LLC

BY:	/s/ Carlo A. von Schroeter
CARLO A. VON SCHROETER
MANAGER

/s/ Carlo A. von Schroeter
CARLO A. VON SCHROETER

/s/ Richard J. Williams
RICHARD J. WILLIAMS